UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14 of
the Securities Exchange Act of 1934

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OXIS INTERNATIONAL, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Information Statement, if other than the Registrant)

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OXIS INTERNATIONAL, INC.
468 N. Camden Drive, 2nd Floor
Beverly Hills, California 90210

INFORMATION STATEMENT
January 20, 2011

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

General Information

This Information Statement is being made available to the stockholders of record of Oxis International, Inc. (“we”, “us”, or “our”, or the “Company”), as of the close of business on January 19, 2011.  This Information Statement is being sent to you for information purposes only.  No action is requested or required on your part.

This Information Statement is being furnished to you to inform you that the holder of shares representing a majority of the voting power of our securities has adopted, by written consent, resolutions authorizing us to approve and adopt an amendment (the “Amendment”) to the Company’s Second Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock from 150,000,000 to 600,000,000 shares.   The Amendment will be filed with the Delaware Secretary of State 20 or more calendar days after the date the Information Statement is first mailed to our stockholders (or, on or after February 9, 2011).

We will pay all costs associated with the preparation and distribution of this Information Statement, including all mailing and printing expenses.

No action is required by you.  Because the written consent of a majority of the voting power of our securities to approve the Amendment satisfies all applicable stockholder voting requirements, we are not asking you for a proxy.  We are making this Information Statement available to you solely to inform you of the approval of the Amendment by the holder of a majority of the voting power of our shares.  Certain rules and regulations of the Securities and Exchange Commission (“SEC”) and Section 228 of the Delaware General Corporation Law (“DGCL”), require that we notify you of these approvals because they were obtained by written consent of the holder of the majority voting power in lieu of a meeting.

This Information Statement is being first sent or given to security holders on or about January 20, 2011.

MEETING NOT REQUIRED

Under Section 242 of the DGCL, an amendment to our certificate of incorporation must be adopted by the Board of Directors and be approved by stockholders holding shares entitling them to exercise at least a majority of the voting power of the company.  Section 228 of the DGCL provides that, unless otherwise provided in a corporation’s certificate of incorporation or bylaws, actions required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if a written consent thereto is signed by stockholders holding not less than at least a majority of the voting power of the company.  In order to eliminate the costs and management time involved in holding a special meeting, our Board of Directors decided to obtain, and did in fact obtain, the written consent of Theorem Group, LLC, the stockholder that holds the requisite number of votes necessary to authorize or take such action.  Our Bylaws also permits action to be taken by written consent of the stockholder or stockholders holding no less than at least a majority of the voting power of the company.

DISSENTERS’ RIGHT OF APPRAISAL

Under Delaware law and our Certificate of Incorporation and Bylaws, no stockholder has any right to dissent to the Amendment, and no stockholder is entitled to appraisal of or payment for their shares of our stock.

OUTSTANDING SHARES AND VOTING RIGHTS

As of January 19, 2011, our authorized capitalization consisted of 150,000,000 shares of common stock (the “Common Stock”), of which 149,513,815 shares were issued and outstanding.

Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders.

CONSENTING STOCKHOLDER

The approval of the Amendment requires the consent of no less than at least a majority of the voting power of the Company.  Theorem Group, LLC owns, in addition to other securities of the Company, 25,000 shares of Series H Convertible Preferred Stock.  The Certificate of Designation of Preferences, Rights and Limitations of the Series H Convertible Preferred Stock provides that each outstanding share of Series H Convertible Preferred Stock entitles the holder thereof to a number of votes equal to (A) the number of shares of Common Stock that such share of preferred stock could, at such time, be converted into (B) multiplied by 100.  The Series H Convertible Preferred Stock is currently convertible into 2,500,000 shares of Common Stock.  Accordingly, Theorem Group, LLC has the voting power of 250,000,000 shares, which represents more than a majority of voting power of all of our outstanding voting shares.  Theorem Group, LLC approved the Amendment on January 5, 2011 by an action taken by written consent.

No consideration was paid for the consent of the consenting stockholder.

INCREASE IN NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

Under our Second Amended and Restated Certificate of Incorporation as currently in effect, we are authorized to issue a total of 150,000,000 shares of Common Stock.  As of January 5, 2011, 149,513,815 shares of Common Stock were issued and outstanding.  Accordingly, as of that date, there were only 486,185 shares available for future issuance.   However, as of January 5, 2011, we had outstanding options, warrants and convertible debentures that, if exercised or converted would result in the issuance of approximately 419,046,703 additional shares of our Common Stock.   Since we do not have sufficient authorized shares to accommodate all of our currently outstanding options, warrants and convertible debentures, it is necessary to increase the authorized number of shares of Common Stock.

Our Board of Directors approved an amendment to our Second Amended and Restated Certificate of Incorporation to increase the shares of Common Stock that are authorized for issuance by 450,000,000 shares, bringing the total number of common shares authorized for issuance to 600,000,000.  The Amendment amends and restates the first paragraph of Article FOURTH of our Second Amended and Restated Certificate of Incorporation to read as follows:

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“I. COMMON STOCK

The Company is authorized to issue a total of Six Hundred Million (600,000,000) shares of Common Stock, $0.001 par value per share.  Dividends may be paid on the Common Stock as and when declared by the Board of Directors, out of any funds of the Company legally available for the payment of such dividends, and each share of Common Stock will be entitled to one vote on all matters on which such stock is entitled to vote.”

The purpose of the proposed increase in the number of authorized shares of Common Stock is to make additional shares available for issuance by the Company as the Board of Directors deems appropriate or necessary.  Based upon our currently available funds, we will have to obtain additional financing in order to fund our ongoing business and operations and meet our working capital needs. We currently anticipate that we will seek to raise additional capital through the sale of additional shares of Common Stock or securities convertible into Common Stock.  Unless our Certificate of Incorporation is amended to increase the number of shares of Common Stock we are authorized to sell, we may not have sufficient authorized shares of Common Stock available for these purposes.  Additionally, the Company needs to increase the number of authorized shares of Common Stock so that we may issue shares of Common Stock to the existing holders of our derivative securities, including our convertible preferred stock, convertible debentures, warrants and options.  Furthermore, additional authorized shares may be needed in the future in connection with possible acquisitions of other companies, businesses or assets, or in connection with establishing strategic partnerships or other business relationships, or for other corporate purposes.

The Board of Directors does not intend to solicit further stockholder approval prior to the issuance of any authorized shares of Common Stock, except as may be required by applicable law.  Holders of our Common Stock as such have no statutory preemptive or subscription rights with respect to future issuances of Common Stock.

The holders of Common Stock are entitled to one vote per share on all matters to be voted upon by the stockholders.  Subject to preferences that may be applicable to any outstanding preferred stock, the holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available for that purpose.  In the event of our liquidation, dissolution or winding up, the holders of our Common Stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.  There are no redemption or sinking fund provisions applicable to our Common Stock.

The increase in the authorized number of shares of Common Stock will not have any immediate effect on the rights of existing stockholders.  Any subsequent issuance of such shares could have the effect of delaying or preventing a change-in-control of the Company. Any issuance of additional shares of Common Stock also could have the effect of diluting any future earnings per share and book value per share of the outstanding shares of our Common Stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company.  We have no present agreement or commitment, however, to issue any additional shares of Common Stock other than in respect of the exercise or conversion of our outstanding options or warrants.

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STOCKHOLDINGS OF CERTAIN

BENEFICIAL OWNERS, DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth, as of January 5, 2011, the number and percentage of shares of Common Stock beneficially owned, directly or indirectly, by each of our directors, the Executive Officers, beneficial owners known by the Company to own more than five percent of the outstanding shares of our Common Stock and by our directors and executive officers as a group. Beneficial ownership is determined in accordance with the Rule 13d-3(a) of the Securities Exchange Act of 1934, as amended, and does not necessarily indicate ownership for any other purpose, and generally includes voting or investment power with respect to the shares and shares which such person has the right to acquire within 60 days of January 5, 2011.

Beneficial Owner(1)	Title of Class of Stock	Amount and Nature of Beneficial Ownership(2)		Percent of Class**
5% Stockholders:
Bristol Investment Fund, Ltd.	Common	31,024,357	(3)	20.8%
c/o Bristol Capital Advisors, LLC 10990 Wilshire Boulevard, Suite 1410 Los Angeles, CA 90024
Theorem Group, LLC	Common	5,400,000	(4)	3.6%
10880 Wilshire Blvd., Suite 950 Los Angeles, CA 90024

Current Executive Officers, and Directors:
Anthony Cataldo	Common	6,704,801	(5)	4.5%
Michael Handelman	Common	250,000	(5)	*
Anshuman Dube	Common	-0-	(6)	*
Thomas Hoog	Common	250,000	(5)	*
All current directors, and executive officers as a group (4 Persons)	Common	7,204,801		4.8%

*	Indicates less than 1.0%

**	Based on 149,513,815 shares of Common Stock outstanding as of January 5, 2011.

(1)	Unless otherwise indicated, the address for each of the individuals listed in the table is c/o Oxis International, Inc., 468 N. Camden Drive, 2nd Floor, Beverly Hills, California, 90210.

(2)
Unless otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to applicable community property laws.

(3)	Represents shares issuable upon the exercise of outstanding warrants.

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(4)
Represents shares issuable upon: (i) the conversion of 25,000 outstanding shares of Series H Convertible Preferred Stock and a 0% Convertible Debenture that is due October 1, 2011, and (ii) the exercise of Series A Warrant to purchase up to 900,000 shares of Common Stock and Series B Warrant to purchase up to 900,000 shares of Common Stock.  The foregoing shares of Series H Convertible Preferred Stock, the 0% Convertible Debenture and the Series A Warrant and Series B Warrant limit the ability of the holder thereof to convert such securities if, following such conversion, the holder and its affiliates would beneficially own more than 4.99% of the Company’s then issued and outstanding shares of Common Stock.  The Series H Convertible Preferred Stock entitles the holder thereof to a number of votes, without the foregoing 4.99% limitation, equal to (A) the number of shares of Common Stock that such share of preferred stock could, at such time, be converted into (B) multiplied by 100 (or, a voting power of 250,000,000 shares).  The foregoing table includes the 2,500,000 shares the Series H Convertible Preferred Stock is convertible into, but does not include the effect of these 250,000,000 votes.

(5)	Consists of shares which may be acquired upon the exercise of options.

(6)	Does not include any shares owned by Theorem Group, LLC described in the table. Mr. Dube is the Managing Member of Theorem Group, LLC.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Mr. Dube is the Managing Member of Theorem Group, LLC, the owner of 25,000 shares of Series H Convertible Preferred Stock, a 0% Convertible Debenture, a Series A Warrant to purchase up to 900,000 shares of Common Stock, and a Series B Warrant to purchase up to 900,000 shares of Common Stock.  Since there is not a sufficient number of authorized shares that can be issued if the currently issued and outstanding debentures and warrants are converted or exercised, as the case may be, the Amendment will enable holders of the Company’s convertible debentures and warrants, including Theorem Group, LLC, to convert and exercise their securities.  Except for Mr. Dube’s interest in the Amendment, no director, executive officer, associate of any director, executive officer, has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed Amendment.

PROPOSALS BY SECURITY HOLDERS

As of the date of this Information Statement, no proposals have been received by the Company.

ADDITIONAL INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, we file periodic reports, documents and other information with the SEC relating to our business, financial statements and other matters.  Such reports and other information may be inspected and are available for copying at the offices of the SEC, 100 F Street, N.E., Washington, D.C. 20549 or may be accessed at www.sec.gov.  Information regarding the operation of the public reference rooms may be obtained by calling the SEC at 1-800-SEC-0330.

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We will provide, upon request and without charge, to each stockholder receiving this Information Statement a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and a copy of our Quarterly Report on Form 10-Q for the three months ended September 30, 2010, including the financial statements, as filed with the SEC. You are encouraged to review the Annual Report, the Quarterly Report and any subsequent information we filed or will file with the SEC and other publicly available information.

January 20, 2011	By Order of the Board of Directors, /s/ ANTHONY CATALDO Anthony Cataldo Chief Executive Officer and Chairman of the Board